UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on April 18, 2013, the Board of Directors of Outerwall Inc., formerly Coinstar, Inc. (the “Company”) approved an amendment to the Company’s Restated Certificate of Incorporation to change the name of the Company to “Outerwall Inc.” At the Company’s annual meeting of stockholders held on June 27, 2013 (the “2013 Annual Meeting”), the stockholders approved this amendment. Following the 2013 Annual Meeting, the Company filed the amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. A copy of the amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

On April 18, 2013, the Board of Directors also approved an amendment to the Company’s Bylaws to reflect the name change to “Outerwall Inc.” upon the effectiveness of the amendment to the Restated Certificate of Incorporation. No other changes were made to the Bylaws. A copy of the Bylaws, as amended, is filed as Exhibit 3.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting, the Company’s stockholders voted on the matters set forth below with the following results:

1. Election of directors.

	For	Against	Abstain	Broker Non-Votes
Nora M. Denzel	20,708,642	173,244	136,069	3,538,101
Ronald B. Woodard	20,744,310	80,100	193,545	3,538,101
2. Amendment of the Restated Certificate of Incorporation to change the name of the Company to Outerwall Inc.

	For	Against	Abstain
	23,840,996	678,584	36,476
3. Advisory resolution to approve the compensation of the Company’s Named Executive Officers.

	For	Against	Abstain	Broker Non-Votes
	20,155,523	351,533	510,899	3,538,101
4. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

	For	Against	Abstain
	21,317,501	3,209,677	28,878

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description of Document
3.1	Certificate of Amendment of Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

Date: July 2, 2013	By:	/s/ Donald R. Rench
Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary

Index to Exhibits

Exhibit Number	Description of Document
3.1	Certificate of Amendment to the Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws